EXHIBIT 4.1

Form of Certificate evidencing shares of common stock of The Jones Group Inc.

NUMBER

SHARES

THE JONES GROUP INC.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

THIS CERTIFICATE IS TRANSFERABLE
IN SOUTH SAINT PAUL, MN.

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 48020T 101

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.01 PAR VALUE, OF

THE JONES GROUP INC.

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

COMMON

WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:

THE JONES GROUP INC. CORPORATE SEAL 1975 COMMONWEALTH OF PENNSYLVANIA

EXECUTIVE VICE PRESIDENT AND SECRETARY

TREASURER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS